Exhibit 99.1

Walgreens Boots Alliance Reports Fiscal 2024 Second Quarter Results

Second quarter operational results in line with expectations, U.S. Healthcare achieved adjusted EBITDA profitability, narrowing full-year adjusted EPS guidance range

Second quarter financial highlights

•

Second quarter loss per share* was $6.85 compared to earnings per share of $0.81 in the year-ago quarter; Second quarter results included a $5.8 billion after-tax non-cash impairment charge related to VillageMD goodwill

•

Adjusted earnings per share (EPS)** increased 3.4 percent to $1.20, up 2.8 percent on a constant currency basis reflecting lower adjusted effective tax rate** and improved profitability in U.S. Healthcare

•	Second quarter sales increased 6.3 percent year-over-year to $37.1 billion, up 5.7 percent on a constant currency basis

Fiscal 2024 guidance1

•

Narrowing fiscal 2024 adjusted EPS** guidance to $3.20 to $3.35, reflecting challenging retail environment in the U.S., early wind-down of sale-leaseback program, and lower earnings due to Cencora share sales, offset by execution in pharmacy services and a lower adjusted effective tax rate**

•	Maintaining U.S. Healthcare adjusted EBITDA** to be breakeven at the midpoint of the guidance range of ($50) million to $50 million

DEERFIELD, Ill. — March 28, 2024 — Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced financial results for the second quarter of fiscal 2024, which ended February 29, 2024.

Chief Executive Officer Tim Wentworth said:

“We’re encouraged by our first quarter of U.S. Healthcare positive adjusted EBITDA and continued topline growth alongside another quarter of strong execution in pharmacy, as we look to re-energize and evolve its impact both at Walgreens and at large. As we continue to operate in a challenging retail environment, we are taking actions to focus on customer engagement and value.

We remain confident in our goal of achieving $1 billion in cost savings this year. We are continuing to strategically review our portfolio over the next three months in an effort to ensure it drives growth and delivers value. Our team members, led by WBA’s new executive committee with a track record of operational excellence, are powering our progress as we map growth opportunities, aim to create long-term value across our businesses and execute the hard work to simplify and strengthen WBA.”

[1]

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

“Adjusted,” “constant currency” and free cash flow amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Overview of Second Quarter Results

WBA second quarter sales increased 6.3 percent from the year-ago quarter to $37.1 billion, an increase of 5.7 percent on a constant currency basis, reflecting sales growth across all segments.

Second quarter operating loss was $13.2 billion compared to an operating income of $197 million in the year-ago quarter. Operating loss in the quarter includes a $12.4 billion non-cash impairment charge related to VillageMD goodwill, which resulted in a $5.8 billion charge attributable to WBA, net of tax and non-controlling interest. Operating loss also reflects a $455 million non-cash impairment charge related to certain long-lived assets in the U.S. Retail Pharmacy segment. Adjusted operating income** was $900 million, a decrease of 26.5 percent on a constant currency basis reflecting lower sale-leaseback gains and softer U.S. retail performance, partly offset by improved profitability in the U.S. Healthcare segment.

Net loss in the second quarter was $5.9 billion compared to net earnings of $703 million in the year-ago quarter, reflecting non-cash impairment charges. Adjusted net earnings** increased 3.5 percent to $1.0 billion, up 3.0 percent on a constant currency basis, as lower adjusted operating income** was more than offset by the lower adjusted effective tax rate** compared to the year-ago quarter due to the recognition of deferred tax assets in foreign jurisdictions.

Loss per share in the second quarter was $6.85 compared to earnings per share of $0.81 in the year-ago quarter. Adjusted EPS** increased 3.4 percent to $1.20, reflecting an increase of 2.8 percent on a constant currency basis.

Net cash used for operating activities was $637 million in the second quarter. Operating cash flow was negatively impacted by $615 million in payments related to legal matters, a $379 million Boots Pension Plan Annuity premium, and underlying seasonality. Year-over-year cash flow was negatively impacted by payments related to legal matters, phasing of working capital, and lower earnings. Free cash flow** was negative $610 million, a $1.3 billion decrease compared with the year-ago quarter. Capital expenditures decreased by $146 million compared to the year-ago quarter.

Overview of Fiscal 2024 Year-to-Date Results

Sales in the first six months of fiscal 2024 increased 8.1 percent from the year-ago period to $73.8 billion, an increase of 7.2 percent on a constant currency basis, reflecting growth across all segments.

Operating loss in the first six months of fiscal 2024 was $13.2 billion compared to an operating loss of $6.0 billion in the year-ago period. Operating loss reflects a $12.4 billion non-cash impairment charge related to VillageMD goodwill, which resulted in a $5.8 billion charge attributable to WBA, net of tax and non-controlling interest. Operating loss in the current period also reflects a $455 million non-cash impairment charge related to certain long-lived assets in the U.S. Retail Pharmacy segment. Prior year operating loss reflects a $6.8 billion pre-tax charge for opioid-related claims and litigation. Adjusted operating income** was $1.6 billion, a decrease of 29.5 percent on a constant currency basis reflecting softer U.S. retail performance and lower sale-leaseback gains, partly offset by improved profitability in the U.S. Healthcare segment.

Net loss for the first six months of fiscal 2024 was $6.0 billion compared to net loss of $3.0 billion in the year-ago period, reflecting the non-cash impairment charges. Adjusted net earnings** decreased 19.8 percent to $1.6 billion, down 20.4 percent on a constant currency basis, reflecting lower adjusted operating income** partly offset by a lower adjusted effective tax** rate due to the recognition of deferred tax assets in foreign jurisdictions.

Loss per share for the first six months of fiscal 2024 was $6.93 compared to loss per share of $3.50 in the year-ago period. Adjusted EPS** decreased 19.9 percent to $1.86, reflecting a decrease of 20.5 percent on a constant currency basis.

Net cash used for operating activities was negative $918 million in the first six months of fiscal 2024. Operating cash flow was negatively impacted by $699 million in payments related to legal matters, a $379 million Boots Pension Plan Annuity premium, and underlying seasonality. Year-over-year cash flow was adversely impacted by phasing of working capital, lower earnings, and payments related to legal matters. Free cash flow** was negative $1.4 billion, a $2.0 billion decrease compared with the year-ago period. Capital expenditures decreased by $250 million compared to the year-ago period.

Business Segments

U.S. Retail Pharmacy

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Sales	$28,861	$27,577	$57,805	$54,781
Adjusted operating income ***	$752	$1,067	$1,446	$2,172

The U.S. Retail Pharmacy segment had second quarter sales of $28.9 billion, an increase of 4.7 percent from the year-ago quarter. Comparable sales increased 4.8 percent from the year-ago quarter.

Pharmacy sales increased 8.2 percent compared to the year-ago quarter. Comparable pharmacy sales increased 8.7 percent in the quarter compared to the year-ago quarter, benefiting from higher branded drug inflation and strong execution in pharmacy services. Comparable prescriptions filled in the second quarter, adjusted to 30-day equivalents increased 2.7 percent from the year-ago quarter while comparable prescriptions excluding immunizations increased 2.9 percent. Total prescriptions filled in the quarter, including immunizations, adjusted to 30-day equivalents was 305.7 million, an increase of 2.6 percent versus the prior year quarter.

Retail sales decreased 4.5 percent and comparable retail sales decreased 4.3 percent compared with the year-ago quarter, reflecting a challenging retail environment, channel shift, and a weaker respiratory season, including a 170 basis point impact from lower seasonal and general merchandise sales, a 90 basis point direct impact from softer cold cough flu trends, and a 40 basis point impact from adverse January weather.

Adjusted operating income** decreased 29.5 percent to $752 million compared to $1.1 billion in the year-ago quarter, reflecting lower retail sales, lower sale-leaseback gains, and higher shrink levels, partially offset by cost savings compared to the prior year quarter.

International

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Sales	$6,022	$5,651	$11,854	$10,840
Adjusted operating income ***	$245	$352	$387	$468

The International segment had second quarter sales of $6.0 billion, an increase of 6.6 percent from the year-ago quarter, including a favorable currency impact of 3.4 percent. Sales increased 3.2 percent on a constant currency basis, with the Germany wholesale business growing 5.3 percent and Boots UK sales growing 3.0 percent.

Boots UK comparable pharmacy sales increased 1.7 percent compared with the year-ago quarter. Boots UK comparable retail sales increased 5.9 percent compared to the year-ago quarter with growth across all categories, and increased total retail market share. Boots.com continued to perform strongly with sales growing 16.8 percent representing over 17 percent of Boots total retail sales.

Adjusted operating income decreased 30.3 percent to $245 million, a decrease of 32.4 percent on a constant currency basis compared with the year-ago quarter, entirely due to lapping real estate gains in the year-ago period. Underlying growth offset inflationary pressures.

U.S. Healthcare

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Sales	$2,176	$1,634	$4,107	$2,622
Operating loss	$(13,059)	$(472)	$(13,494)	$(909)
Adjusted operating loss ***	$(34)	$(159)	$(129)	$(311)
Adjusted EBITDA (Non-GAAP measure)	$17	$(109)	$(22)	$(233)

The U.S. Healthcare segment had second quarter sales of $2.2 billion, an increase of 33.2 percent compared to the year-ago quarter, aided by the acquisition of Summit Health by VillageMD. On a pro forma basis, the segment’s businesses grew sales at a combined rate of 14 percent in the quarter, led by VillageMD and Shields. VillageMD grew 20 percent on a pro forma basis, reflecting same clinic growth and additional full-risk lives under management. Shields grew 13 percent, driven by recent contract wins and further expansion of existing partnerships.

Operating loss was $13.1 billion, due to the non-cash impairment charge related to VillageMD goodwill. Adjusted operating loss**, which excludes impairment charges, stock compensation expense, and amortization of acquired intangible assets, was $34 million compared to $159 million in the year-ago quarter.

Adjusted EBITDA** of $17 million improved by $127 million versus the prior year quarter and represents the first quarter of positive adjusted EBITDA** for the segment, driven by growth from VillageMD and Shields, and continued cost discipline.

Conference Call

WBA will hold a conference call to discuss the second quarter results beginning at 8:30 a.m. Eastern time today, March 28, 2024. A live simulcast as well as related presentation materials will be available through WBA’s investor relations website at: https://investor.walgreensbootsalliance.com. A replay of the conference will be archived on the website for at least 12 months after the event.

*	All references to net earnings or net loss are to net earnings or net loss attributable to WBA, and all references to EPS are to diluted EPS attributable to WBA.
**

“Adjusted,” “constant currency” and free cash flow amounts are non-GAAP financial measures. Measures identified as “comparable” constitute key performance indicators. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure, and key performance indicators.

***

The Company uses Adjusted operating income (loss) as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying segment performance and trends. The consolidated WBA measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Cautionary Note Regarding Forward-Looking Statements: This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, estimates of and goals for future operating, financial and tax performance and results, including the impact of opioid related claims and litigation settlements, our fiscal year 2024 guidance, outlook and targets and related assumptions and drivers, as well as forward-looking statements concerning the expected execution and effect of our business strategies, including the potential impacts on our business of COVID-19, the impact of adverse global macroeconomic conditions caused by factors including, among others, inflation, high interest rates, labor shortages, supply chain disruptions and pandemics like COVID-19 on our operations and financial results, the financial performance of our equity method investees, including Cencora, the amount of our goodwill impairment charge (which is based in part on estimates of future performance), the influence of certain holidays and seasonality, our cost-savings and growth initiatives, including statements relating to our expected cost savings under our Transformational Cost Management Program and expansion and future operating and financial results of our U.S. Healthcare segment, including our long-term sales targets and profitability expectations. All statements in the future tense and all statements accompanied by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” continue,” “transform,” “accelerate,” “model,” “long-term,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” “potential,” “preliminary,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated.

These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2023, as amended, and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”). If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 170-year heritage of caring for communities.

A trusted, global innovator in retail pharmacy with approximately 12,500 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. The Company is reimagining local healthcare and well-being for all as part of its purpose – to create more joyful lives through better health. Through dispensing medicines, improving access to a wide range of health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare.

WBA employs approximately 330,000 people and has a presence in eight countries through its portfolio of consumer brands: Walgreens, Boots, Duane Reade, the No7 Beauty Company, and Benavides in Mexico. Additionally, WBA has a portfolio of healthcare-focused investments located in several countries, including China and the U.S.

The Company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA has been recognized for its commitment to being an inclusive workplace. In fiscal 2023, the Company received a score of 100 from the Human Rights Campaign’s Corporate Equality Index, scored 100 percent on the Disability Equality Index for disability inclusion and was named Disability:IN’s 2023 Employer of the Year. In addition, WBA has been recognized for its commitment to operating sustainably as the company is an index component of the Dow Jones Sustainability Indices (DJSI).

More Company information is available at www.walgreensbootsalliance.com.

(WBA-ER)

Media Relations	Contact
U.S. / Jim Cohn	+1 224 813 9057
International	+44 (0)20 7980 8585

Investor Relations	Contact
+1 847 315 2922

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Sales	$37,052	$34,862	$73,760	$68,244
Cost of sales	30,012	27,807	59,948	54,236

Gross profit	7,041	7,055	13,811	14,008
Selling, general and administrative expenses	7,921	6,934	14,772	20,091
Impairment of goodwill	12,369	—	12,369	—
Equity earnings in Cencora	79	75	120	129

Operating (loss) income	(13,171)	197	(13,209)	(5,954)
Other income (expense), net	195	552	(25)	1,544

(Loss) earnings before interest and income tax (benefit) provision	(12,976)	749	(13,235)	(4,410)
Interest expense, net	138	141	237	252

(Loss) earnings before income tax (benefit) provision	(13,114)	607	(13,472)	(4,662)
Income tax (benefit) provision	(782)	70	(856)	(1,377)
Post-tax earnings from other equity method investments	10	6	16	13

Net (loss) earnings	(12,322)	544	(12,600)	(3,272)
Net loss attributable to non-controlling interests	(6,415)	(159)	(6,625)	(253)

Net (loss) earnings attributable to Walgreens Boots Alliance, Inc.	$(5,908)	$703	$(5,975)	$(3,018)

Net (loss) earnings per common share:
Basic	$(6.85)	$0.81	$(6.93)	$(3.50)
Diluted	$(6.85)	$0.81	$(6.93)	$(3.50)
Weighted average common shares outstanding:
Basic	862.5	862.6	862.8	863.1
Diluted	862.5	863.4	862.8	863.1

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in millions)

	February 29, 2024	August 31, 2023
Assets
Current assets:
Cash and cash equivalents	$668	$739
Accounts receivable, net	6,200	5,381
Inventories	8,557	8,257
Other current assets	1,136	1,127

Total current assets	16,561	15,503
Non-current assets:
Property, plant and equipment, net	10,121	11,587
Operating lease right-of-use assets	21,342	21,667
Goodwill	15,814	28,187
Intangible assets, net	12,984	13,635
Equity method investments	3,256	3,497
Other non-current assets	4,128	2,550

Total non-current assets	67,646	81,125

Total assets	$84,207	$96,628

Liabilities, redeemable non-controlling interests and equity
Current liabilities:
Short-term debt	$1,937	$917
Trade accounts payable	12,775	12,635
Operating lease obligations	2,339	2,347
Accrued expenses and other liabilities	7,522	8,426
Income taxes	342	209

Total current liabilities	24,915	24,535
Non-current liabilities:
Long-term debt	7,535	8,145
Operating lease obligations	21,812	22,124
Deferred income taxes	1,238	1,318
Accrued litigation obligations	6,123	6,261
Other non-current liabilities	7,220	5,757

Total non-current liabilities	43,928	43,605

Redeemable non-controlling interests	172	167
Total equity	15,192	28,322

Total liabilities, redeemable non-controlling interests and equity	$84,207	$96,628

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Six months ended
	February 29, 2024	February 28, 2023
Cash flows from operating activities:
Net loss	$(12,600)	$(3,272)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	1,230	1,055
Deferred income taxes	(1,331)	(1,600)
Stock compensation expense	99	293
Earnings from equity method investments	(137)	(143)
Impairment of goodwill, intangibles and long-lived assets	13,589	196
Gain on sale of equity method investments	(758)	(1,512)
Gain on sale-leaseback transactions	(258)	(532)
Loss on variable prepaid forward contracts	888	—
Other	(121)	(39)
Changes in certain assets and liabilities:
Accounts receivable, net	(850)	(221)
Inventories	(279)	(237)
Other current assets	53	(107)
Trade accounts payable	142	1,279
Accrued expenses and other liabilities	20	(684)
Income taxes	256	92
Accrued litigation obligations	(391)	6,795
Other non-current assets and liabilities	(471)	(125)

Net cash (used for) provided by operating activities	(918)	1,239
Cash flows from investing activities:
Additions to property, plant and equipment	(858)	(1,108)
Proceeds from sale-leaseback transactions	727	942
Proceeds from sale of other assets	1,311	3,261
Business, investment and asset acquisitions, net of cash acquired	(228)	(6,813)
Other	(50)	134

Net cash provided by (used for) investing activities	902	(3,583)
Cash flows from financing activities:
Net change in short-term debt with maturities of 3 months or less	426	1,128
Proceeds from debt	15,001	1,716
Payments of debt	(14,948)	(1,530)
Acquisition of non-controlling interests	—	(1,039)
Proceeds from issuance of non-controlling interests	—	2,523
Proceeds from variable prepaid forward contracts	424	—
Treasury stock purchases	(69)	(150)
Cash dividends paid	(828)	(829)
Other	(132)	(53)

Net cash (used for) provided by financing activities	(127)	1,766
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	13
Changes in cash, cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(142)	(566)
Cash, cash equivalents and restricted cash at beginning of period	856	2,558

Cash, cash equivalents and restricted cash at end of period	$715	$1,993

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

REGARDING NON-GAAP FINANCIAL MEASURES

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under the SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The Company has provided the non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.

These supplemental non-GAAP financial measures are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in the Company’s historical operating results. The Company also uses non-GAAP financial measures as a basis for certain compensation programs it sponsors. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

The Company does not provide a reconciliation for non-GAAP estimates to the most directly comparable GAAP financial measures on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, such as unusual one-time charges, tax expenses, and material litigation expenses, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Constant currency

The Company also presents certain information related to current period operating results in “constant currency,” which is a non-GAAP financial measure. These amounts are calculated by translating current period results at the foreign currency exchange rates used in the comparable period in the prior year. The Company presents such constant currency financial information because it has significant operations outside of the U.S. reporting in currencies other than the U.S. dollar and such presentation provides a framework to assess how its business performed excluding the impact of foreign currency exchange rate fluctuations.

Comparable sales

Fiscal 2024 second-quarter comparable sales and prescriptions filled figures for the Company exclude the benefit of this year’s leap day.

For the Company’s U.S. Retail Pharmacy and International segments, Comparable sales are defined as sales from stores that have been open for at least twelve consecutive months without closure for seven or more consecutive days, including due to looting or store damage, and without a major remodel or being subject to a natural disaster, in the past twelve months as well as e-commerce sales. Comparable sales in constant currency exclude wholesale sales in Germany and sales from dispositions in the current period. E-commerce sales include digitally initiated sales online or through mobile applications. Relocated stores are not included as comparable sales for the first twelve months after the relocation. Acquired stores are not included as comparable sales for the first twelve months after acquisition or conversion, when applicable, whichever is later. Comparable sales, comparable pharmacy sales, comparable retail sales, comparable number of prescriptions and comparable number of 30-day equivalent prescriptions refer to total sales, pharmacy sales, retail sales, number of prescriptions and number of 30-day equivalent prescriptions, respectively. The method of calculating comparable sales varies across the retail industry and our method of calculating comparable sales may not be the same as other retailers’ methods.

With respect to the International segment, comparable sales, comparable pharmacy sales and comparable retail sales, are presented on a constant currency basis, which is a non-GAAP financial measure. Refer to the discussion above in “Constant currency” for further details on constant currency calculations.

Key Performance Indicators

The Company considers certain metrics, such as comparable sales (in constant currency), comparable pharmacy sales (in constant currency), comparable retail sales (in constant currency), comparable number of prescriptions, comparable prescriptions excluding immunizations, and comparable 30-day equivalent prescriptions to be key performance indicators because the Company’s management has evaluated its results of operations using these metrics and believes that these key performance indicators presented provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in its historical operating results. These key performance indicators should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented herein. These measures may not be comparable to similarly-titled performance indicators used by other companies.

NET (LOSS) EARNINGS TO ADJUSTED NET EARNINGS AND DILUTED NET (LOSS) EARNINGS

PER SHARE TO ADJUSTED DILUTED NET EARNINGS PER SHARE

	(in millions, except per share amounts)
	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net (loss) earnings attributable to Walgreens Boots Alliance, Inc. (GAAP)	$(5,908)	$703	$(5,975)	$(3,018)
Adjustments to operating (loss) income:
Impairment of goodwill, intangibles and long-lived assets [6]	13,090	—	13,090	—
Acquisition-related costs [2]	249	148	412	187
Acquisition-related amortization [1]	270	247	545	577
Certain legal and regulatory accruals and settlements [7]	242	427	324	6,981
Transformational cost management [3]	197	145	306	283
Adjustments to equity earnings in Cencora [4]	22	31	72	117
LIFO provision [5]	—	20	48	38

Total adjustments to operating (loss) income	14,071	1,018	14,797	8,183
Adjustments to other income (expense), net:
Loss on certain non-hedging derivatives [8]	522	—	888	—
Gain on sale of equity method investment [9]	(712)	(544)	(852)	(1,513)
Loss on disposal of business [10]	—	—	4	—

Total adjustments to other income (expense), net	(190)	(544)	40	(1,513)
Adjustments to interest expense, net:
Interest expense on debt [11]	6	—	6	—

Total adjustments to interest expense, net	6	—	6	—
Adjustments to income tax (benefit) provision:
Equity method non-cash tax [12]	11	14	15	23
Tax impact of adjustments [12]	(595)	(122)	(798)	(1,560)

Total adjustments to income tax (benefit) provision	(584)	(108)	(783)	(1,537)
Adjustments to post-tax earnings from other equity method investments:
Adjustments to earnings in other equity method investments [13]	9	13	19	22

Total adjustments to post-tax earnings from other equity method investments	9	13	19	22
Adjustments to net loss attributable to non-controlling interests:
Impairment of goodwill, intangibles and long-lived assets [6]	(6,195)	—	(6,195)	—
Acquisition-related costs [2]	(116)	(40)	(186)	(54)
Acquisition-related amortization [1]	(58)	(42)	(116)	(78)

Total adjustments to net loss attributable to non-controlling interests	(6,369)	(82)	(6,497)	(133)

Adjusted net earnings attributable to Walgreens Boots Alliance, Inc. (Non-GAAP measure)	$1,036	$1,000	$1,607	$2,004

Diluted net (loss) earnings per common share (GAAP) [14]	$(6.85)	$0.81	$(6.93)	$(3.50)
Adjustments to operating (loss) income	16.27	1.18	17.12	9.47
Adjustments to other income (expense), net	(0.22)	(0.63)	0.05	(1.75)
Adjustments to interest expense, net	0.01	—	0.01	—
Adjustments to income tax (benefit) provision	(0.68)	(0.12)	(0.91)	(1.78)
Adjustments to post-tax earnings from other equity method investments	0.01	0.02	0.02	0.03
Adjustments to net loss attributable to non-controlling interests	(7.37)	(0.09)	(7.52)	(0.15)

Adjusted diluted net earnings per common share (Non-GAAP measure) [15]	$1.20	$1.16	$1.86	$2.32

Weighted average common shares outstanding, diluted (in millions) [15]	864.6	863.4	864.3	863.8

[1]

Acquisition-related amortization includes amortization of acquisition-related intangible assets, inventory valuation adjustments and stock-based compensation fair valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangible assets such as customer relationships, trade names, trademarks, developed technology and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired, or the estimated useful life of an intangible asset is revised. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. The stock-based compensation fair valuation adjustment reflects the difference between the fair value based remeasurement of awards under purchase accounting and the grant date fair valuation. Post-acquisition compensation expense recognized in excess of the original grant date fair value of acquiree awards are excluded from the related non-GAAP measures as these arise from acquisition-related accounting requirements or agreements, and are not reflective of normal operating activities.

[2]

Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities recorded in Operating (loss) income within the Consolidated Condensed Statement of Earnings. Examples of such costs include deal costs, severance, stock-based compensation, employee transaction success bonuses, and other integration related exit and disposal charges. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance.

[3]

Transformational Cost Management Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity.

[4]	Adjustments to equity earnings in Cencora consist of the Company’s proportionate share of non-GAAP adjustments reported by Cencora consistent with the Company’s non-GAAP measures.
[5]

The Company’s U.S. Retail Pharmacy segment inventory is accounted for using the last-in-first-out (“LIFO”) method. This adjustment represents the impact on cost of sales as if the U.S. Retail Pharmacy segment inventory is accounted for using first-in first-out (“FIFO”) method. The LIFO provision is affected by changes in inventory quantities, product mix, and manufacturer pricing practices, which may be impacted by market and other external influences. Therefore, the Company cannot control the amounts recognized or timing of these items.

[6]

Impairment of goodwill, intangibles and long-lived assets recognized in the three months ended February 29, 2024 resulting from the interim goodwill impairment assessment for the VillageMD reporting unit. These charges do not relate to the ordinary course of the Company’s business. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within Selling, general and administrative expenses and Impairment of goodwill within the Consolidated Condensed Statements of Earnings.

[7]

Certain legal and regulatory accruals and settlements relate to significant charges associated with certain legal proceedings, including legal defense costs. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. In fiscal 2023, the Company recorded charges related to the opioid litigation settlement frameworks and certain other legal matters.

[8]

Includes fair value gains or losses on the VPF derivatives and certain derivative instruments used as economic hedges of the Company’s net investments in foreign subsidiaries. These charges are recorded within Other income (expense), net. The Company does not believe this volatility related to the mark-to-market adjustments on the underlying derivative instruments reflects the Company’s operational performance.

[9]

Gains on the sale of equity method investments are recorded in Other income (expense), net within the Consolidated Condensed Statements of Earnings. The Company excludes these charges when evaluating operating performance because these do not relate to the ordinary course of the Company’s business.

[10]	Includes losses related to the sale of businesses. These charges are recorded in Other income (expense) net, within the Consolidated Condensed Statements of Earnings.
[11]

Includes interest expense on external debt to fund incremental contributions to the Boots Plan required to complete the Trustee’s acquisition of a bulk annuity policy (the “Buy-In”) from Legal & General. The payments and related incremental interest expense are not indicative of normal operating performance.

[12]

Adjustments to income tax (benefit) provision include adjustments to the GAAP basis tax benefit commensurate with non-GAAP adjustments and certain discrete tax items including U.S. and UK tax law changes and equity method non-cash tax. These charges are recorded in Income tax (benefit) provision within the Consolidated Condensed Statements of Earnings.

[13]

Adjustments to post-tax earnings from other equity method investments consist of the proportionate share of certain equity method investees’ non-cash items or unusual or infrequent items consistent with the Company’s non-GAAP adjustments. These charges are recorded in Post-tax earnings from other equity method investments within the Consolidated Condensed Statements of Earnings. Although the Company may have shareholder rights and board representation commensurate with its ownership interests in these equity method investees, adjustments relating to equity method investments are not intended to imply that the Company has direct control over their operations and resulting revenue and expenses. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all revenue and expenses of these equity method investees.

[14]

Due to the anti-dilutive effect resulting from periods where the Company reports a net loss, the impact of potentially dilutive securities on the per share amounts has been omitted from the calculation of weighted-average common shares outstanding for diluted net loss per common share.

[15]	Includes impact of potentially dilutive securities in the calculation of weighted-average common shares, diluted for adjusted diluted net earnings per common share calculation purposes.

NON-GAAP RECONCILIATIONS BY SEGMENT AND ON A CONSOLIDATED BASIS

	(in millions)
	Three months ended February 29, 2024
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$28,861	$6,022	$2,176	$(6)	$37,052
Gross profit (GAAP)	$5,563	$1,287	$191	$—	$7,041
Acquisition-related amortization	5	—	20	—	25
Transformational cost management	2	—	—	—	2

Adjusted gross profit (Non-GAAP measure)	$5,570	$1,287	$211	$—	$7,068

Selling, general and administrative expenses (GAAP) [3]	$5,938	$1,078	$13,250	$24	$20,290
Impairment of goodwill, intangibles and long-lived assets	(478)	—	(12,579)	(34)	(13,090)
Acquisition-related costs	(34)	(5)	(285)	74	(249)
Acquisition-related amortization	(90)	(16)	(140)	—	(245)
Certain legal and regulatory accruals and settlements	(242)	—	—	—	(242)
Transformational cost management	(175)	(16)	(3)	(1)	(195)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,919	$1,042	$244	$63	$6,268

Operating (loss) income (GAAP)	$(297)	$209	$(13,059)	$(24)	$(13,171)
Impairment of goodwill, intangibles and long-lived assets	478	—	12,579	34	13,090
Acquisition-related amortization	95	16	159	—	270
Acquisition-related costs	34	5	285	(74)	249
Certain legal and regulatory accruals and settlements	242	—	—	—	242
Transformational cost management	177	16	3	1	197
Adjustments to equity earnings in Cencora	22	—	—	—	22

Adjusted operating income (loss) (Non-GAAP measure)	$752	$245	$(34)	$(63)	$900

Gross margin (GAAP)	19.3%	21.4%	8.8%		19.0%
Adjusted gross margin (Non-GAAP measure)	19.3%	21.4%	9.7%		19.1%
Selling, general and administrative expenses percent to sales (GAAP) [3]	20.6%	17.9%	NM		54.8%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.0%	17.3%	11.2%		16.9%
Operating Margin [2]	(1.3)%	3.5%	NM		(35.8)%
Adjusted Operating Margin (Non-GAAP measure) [2]	2.3%	4.1%	(1.5)%		2.2%

NM -	Not meaningful. Percentage increases above 200% or when one period includes income and other period includes loss are considered not meaningful.

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating income for the three month period ended February 29, 2024 includes Cencora equity earnings for the period of October 1, 2023 through December 31, 2023.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.
[3]	Includes goodwill impairment of $12.4 billion in U.S. Healthcare for the three months ended February 29, 2024.

	(in millions)
	Three months ended February 28, 2023
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$27,577	$5,651	$1,634	$—	$34,862
Gross profit (GAAP)	$5,825	$1,198	$32	$—	$7,055
Acquisition-related amortization	5	—	18	—	23
Acquisition-related costs	—	—	60	—	60
LIFO provision	20	—	—	—	20

Adjusted gross profit (Non-GAAP measure)	$5,850	$1,198	$110	$—	$7,158

Selling, general and administrative expenses (GAAP)	$5,527	$846	$504	$56	$6,934
Certain legal and regulatory accruals and settlements	(427)	—	—	—	(427)
Acquisition-related amortization	(72)	(15)	(137)	—	(224)
Transformational cost management	(138)	(4)	—	(2)	(145)
Acquisition-related costs	—	20	(98)	(10)	(88)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,890	$846	$269	$44	$6,050

Operating income (loss) (GAAP)	$373	$353	$(472)	$(56)	$197
Certain legal and regulatory accruals and settlements	427	—	—	—	427
Acquisition-related amortization	78	15	154	—	247
Transformational cost management	138	4	—	2	145
Acquisition-related costs	—	(20)	158	10	148
Adjustments to equity earnings in Cencora	31	—	—	—	31
LIFO provision	20	—	—	—	20

Adjusted operating income (loss) (Non-GAAP measure)	$1,067	$352	$(159)	$(44)	$1,215

Gross margin (GAAP)	21.1%	21.2%	2.0%		20.2%
Adjusted gross margin (Non-GAAP measure)	21.2%	21.2%	6.7%		20.5%
Selling, general and administrative expenses percent to sales (GAAP)	20.0%	15.0%	30.9%		19.9%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.7%	15.0%	16.5%		17.4%
Operating margin [2]	1.1%	6.2%	(28.9)%		0.3%
Adjusted operating margin (Non-GAAP measure) [2]	3.5%	6.2%	(9.8)%		3.2%

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating income for the three month period ended February 28, 2023 includes Cencora equity earnings for the period of October 1, 2022 through December 31, 2022.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

	(in millions)
	Six months ended February 29, 2024
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$57,805	$11,854	$4,107	$(6)	$73,760
Gross profit (GAAP)	$10,997	$2,498	$316	$—	$13,811
Acquisition-related amortization	11	—	40	—	51
LIFO provision	48	—	—	—	48
Transformational cost management	8	—	—	—	8

Adjusted gross profit (Non-GAAP measure)	$11,064	$2,498	$357	$—	$13,918

Selling, general and administrative expenses (GAAP) [3]	$11,117	$2,173	$13,811	$41	$27,141
Impairment of goodwill, intangibles and long-lived assets	(478)	—	(12,579)	(34)	(13,090)
Acquisition-related amortization	(179)	(31)	(284)	—	(494)
Acquisition-related costs	(60)	(9)	(458)	115	(412)
Certain legal and regulatory accruals and settlements	(324)	—	—	—	(324)
Transformational cost management	(266)	(22)	(5)	(5)	(298)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$9,810	$2,110	$486	$117	$12,523

Operating income (loss) (GAAP)	$1	$325	$(13,494)	$(41)	$(13,209)
Impairment of goodwill, intangibles and long-lived assets	478	—	12,579	34	13,090
Acquisition-related amortization	189	31	324	—	545
Acquisition-related costs	60	9	458	(115)	412
Certain legal and regulatory accruals and settlements	324	—	—	—	324
Transformational cost management	274	22	5	5	306
Adjustments to equity earnings in Cencora	72	—	—	—	72
LIFO provision	48	—	—	—	48

Adjusted operating income (loss) (Non-GAAP measure)	$1,446	$387	$(129)	$(117)	$1,588

Gross margin (GAAP)	19.0%	21.1%	7.7%		18.7%
Adjusted gross margin (Non-GAAP measure)	19.1%	21.1%	8.7%		18.9%
Selling, general and administrative expenses percent to sales (GAAP) [3]	19.2%	18.3%	NM		36.8%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.0%	17.8%	11.8%		17.0%
Operating Margin [2]	(0.2)%	2.7%	NM		(18.1)%
Adjusted Operating Margin (Non-GAAP measure) [2]	2.2%	3.3%	(3.1)%		1.9%

NM -	Not meaningful. Percentage increases above 200% or when one period includes income and other period includes loss are considered not meaningful.

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating income for the six month period ended February 29, 2024 includes Cencora equity earnings for the period of July 1, 2023 through December 31, 2023.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.
[3]	Includes goodwill impairment of $12.4 billion in U.S. Healthcare for the three months ended February 29, 2024.

	(in millions)
	Six months ended February 28, 2023
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$54,781	$10,840	$2,622	$—	$68,244
Gross profit (GAAP)	$11,711	$2,248	$49	$—	$14,008
Acquisition-related amortization	11	—	44	—	54
Acquisition-related costs	—	—	60	—	60
LIFO provision	38	—	—	—	38

Adjusted gross profit (Non-GAAP measure)	$11,760	$2,248	$153	$—	$14,161

Selling, general and administrative expenses (GAAP)	$17,225	$1,789	$958	$119	$20,091
Certain legal and regulatory accruals and settlements	(6,981)	—	—	—	(6,981)
Acquisition-related amortization	(145)	(29)	(348)	—	(522)
Transformational cost management	(265)	(11)	—	(7)	(283)
Acquisition-related costs	(1)	32	(146)	(12)	(127)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$9,833	$1,780	$464	$100	$12,177

Operating income (loss) (GAAP)	$(5,385)	$459	$(909)	$(119)	$(5,954)
Certain legal and regulatory accruals and settlements	6,981	—	—	—	6,981
Acquisition-related amortization	155	29	392	—	577
Transformational cost management	265	11	—	7	283
Acquisition-related costs	1	(32)	206	12	187
Adjustments to equity earnings in Cencora	117	—	—	—	117
LIFO provision	38	—	—	—	38

Adjusted operating income (loss) (Non-GAAP measure)	$2,172	$468	$(311)	$(100)	$2,229

Gross margin (GAAP)	21.4%	20.7%	1.9%		20.5%
Adjusted gross margin (Non-GAAP measure)	21.5%	20.7%	5.8%		20.7%
Selling, general and administrative expenses percent to sales (GAAP)	31.4%	16.5%	36.5%		29.4%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.9%	16.4%	17.7%		17.8%
Operating margin [2]	(10.1)%	4.2%	(34.6)%		(8.9)%
Adjusted operating margin (Non-GAAP measure) [2]	3.5%	4.3%	(11.9)%		2.9%

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating income for the six month period ended February 28, 2023 includes Cencora equity earnings for the period of July 1, 2022 through December 31, 2022.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

OPERATING LOSS TO ADJUSTED EBITDA FOR U.S. HEALTHCARE SEGMENT

	(in millions)
	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Operating loss (GAAP) [1]	$(13,059)	$(472)	$(13,494)	$(909)
Impairment of goodwill, intangibles and long-lived assets [2]	12,579	—	12,579	—
Acquisition-related amortization [3]	159	154	324	392
Acquisition-related costs [4]	285	158	458	206
Transformational cost management [5]	3	—	5	—

Adjusted operating loss	(34)	(159)	(129)	(311)
Depreciation expense	38	34	81	49
Stock-based compensation expense [6]	13	16	26	29

Adjusted EBITDA (Non-GAAP measure)	$17	$(109)	$(22)	$(233)

[1]

The Company reconciles Adjusted EBITDA for the U.S. Healthcare segment to Operating loss as the closest GAAP measure for the segment profitability. The Company does not measure Net earnings attributable to Walgreens Boots Alliance, Inc. for its segments.

[2]

Impairment of goodwill, intangibles and long-lived assets recognized in the three months ended February 29, 2024 resulting from the interim goodwill impairment assessment for the VillageMD reporting unit. These charges do not relate to the ordinary course of the Company’s business. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within Selling, general and administrative expenses and Impairment of goodwill within the Consolidated Condensed Statements of Earnings.

[3]

Acquisition-related amortization includes amortization of acquisition-related intangible assets, inventory valuation adjustments and stock-based compensation fair valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangible assets such as customer relationships, trade names, trademarks, developed technology and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired, or the estimated useful life of an intangible asset is revised. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. The stock-based compensation fair valuation adjustment reflects the difference between the fair value based remeasurement of awards under purchase accounting and the grant date fair valuation. Post-acquisition compensation expense recognized in excess of the original grant date fair value of acquiree awards are excluded from the related non-GAAP measures as these arise from acquisition-related accounting requirements or agreements, and are not reflective of normal operating activities.

[4]

Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities recorded in Operating (loss) income within the Consolidated Condensed Statement of Earnings. Examples of such costs include deal costs, severance, stock-based compensation, employee transaction success bonuses, and other integration related exit and disposal charges. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance.

[5]

Transformational Cost Management Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity.

[6]	Includes GAAP stock-based compensation expense excluding expenses related to acquisition-related amortization and acquisition-related costs.

EQUITY EARNINGS IN CENCORA

	(in millions)
	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Equity earnings in Cencora (GAAP)	$79	$75	$120	$129
Acquisition-related intangibles amortization	33	27	67	65
Restructuring and other expenses	5	—	11	—
Turkey hyperinflation impact	3	1	7	5
Acquisition-related deal and integration expenses	2	5	7	23
Tax reform	—	1	3	4
Amortization of basis difference in OneOncology investment	—	—	1	—
Certain discrete tax expense	—	—	—	(2)
Gain/Loss from divestitures	—	—	(7)	—
LIFO expense	(6)	3	5	24
Gain from antitrust litigation settlements	(6)	(8)	(14)	(8)
Litigation and opioid-related expenses	(10)	2	(9)	5

Adjusted equity earnings in Cencora (Non-GAAP measure)	$101	$107	$192	$246

ADJUSTED EFFECTIVE TAX RATE

	(in millions)
	Three months ended February 29, 2024			Three months ended February 28, 2023
	(Loss) Earnings before income tax benefit	Income tax benefit	Effective tax rate	Earnings before income tax provision	Income tax provision	Effective tax rate
Effective tax rate (GAAP)	$(13,114)	$(782)	6.0%	$607	$70	11.5%
Impact of non-GAAP adjustments	13,887	700		474	96
Equity method non-cash tax	—	(11)		—	(14)
Adjusted tax rate true-up	—	(105)		—	26

Subtotal	$773	$(198)		$1,081	$177
Exclude adjusted equity earnings in Cencora	(101)	—		(107)	—

Adjusted effective tax rate excluding adjusted equity earnings in Cencora (Non-GAAP measure)	$672	$(198)	(29.4)%	$975	$177	18.2%

	(in millions)
	Six months ended February 29, 2024			Six months ended February 28, 2023
	(Loss) Earnings before income tax benefit	Income tax benefit	Effective tax rate	(Loss) earnings before income tax (benefit) provision	Income tax (benefit) provision	Effective tax rate
Effective tax rate (GAAP)	$(13,472)	$(856)	6.4%	$(4,662)	$(1,377)	29.5%
Impact of non-GAAP adjustments	14,843	932		6,671	1,369
Equity method non-cash tax	—	(15)		—	(23)
Adjusted tax rate true-up	—	(134)		—	191

Subtotal	$1,371	$(73)		$2,009	$160
Exclude adjusted equity earnings in Cencora	(192)	—		(246)	—

Adjusted effective tax rate excluding adjusted equity earnings in Cencora (Non-GAAP measure)	$1,179	$(73)	(6.2)%	$1,763	$160	9.1%

FREE CASH FLOW

	(in millions)
	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net cash (used for) provided by operating activities (GAAP)	$(637)	$745	$(918)	$1,239
Less: Additions to property, plant and equipment	(351)	(497)	(858)	(1,108)
Plus: Acquisition related payments [2]	—	429	—	429
Plus: Bulk Purchase Annuity premium contributions[3]	379	—	379	—

Free cash flow (Non-GAAP measure) [1]	$(610)	$677	$(1,397)	$560

[1]

Free cash flow is defined as net cash provided by operating activities in a period less additions to property, plant and equipment (capital expenditures), plus acquisition related payments made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to the Consolidated Condensed Statement of Cash Flows.

[2]

During the three months ended February 28, 2023, the Company paid $335 million to settle liability classified share-based payment awards related to acquiring the remaining 30% equity interest in Shields. The Company also paid one-time compensation costs related to VillageMD’s acquisition of Summit. The payments are not indicative of normal operating performance.

[3]

During the three-month period ending on February 29, 2024, the Company made incremental pension contributions of $379M to the Boots Plan as part of the Trustee’s acquisition of a bulk annuity policy (the “Buy-In”) from Legal and General. The payments are not indicative of normal operating performance.

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